Exhibit 99.2

YODLEE, INC. FQ3 2014 EARNINGS CALL - PRELIMINARY COPY NOV 11, 2014

Call Participants

EXECUTIVES

Anil Arora

Chairman of the Board, Chief

Executive Officer and President

Michael Armsby

Chief Financial Officer and Principal

Accounting Officer

ANALYSTS

Gregory Dunham

Goldman Sachs Group Inc., Research

Division

John Byun

UBS Investment Bank, Research

Division

Michael B. Nemeroff

Crédit Suisse AG, Research Division

Scott Shiao

BofA Merrill Lynch, Research Division

Josh Beck

Pacific Crest, Research Division

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Presentation

Operator

Greetings, and welcome to the Yodlee Third Quarter Fiscal 2014 Results Conference Call. [Operator Instructions] As a reminder, this conference is being recorded.

I would now like to turn the conference over to Mr. Michael Armsby, Chief Financial Officer for Yodlee. Thank you, Mr. Armsby. You may now begin

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Good afternoon and welcome to Yodlee’s earnings results call for the third quarter of 2014, which ended on September 30, 2014. I’m Mike Armsby, CFO and joining me on the call today is Anil Arora, Chairman and Chief Executive Officer of Yodlee. Today we will be discussing the results announced in our press release issued after the market closed. A webcast replay of this call will be available on our website under the investor relations tab.

Before beginning, we must caution you that today’s remarks in this discussion, including statements made during the question and answer session, contain forward-looking statements such as fourth quarter and full year 2014 guidance, future market opportunities and our ability to capitalize on those opportunities. These statements are subject to numerous important factors, risks and uncertainties including the fluctuation of our financial results, our ability to grow our paid user base and our ability to derive revenue from existing and new customers, as well as from emerging revenue sources, any of which could cause actual results to differ from the results implied by these or other forward-looking statements. Also, these statements are based solely on the present information, and are subject to risks and uncertainties that can cause actual results to differ materially from those projected in the forward-looking statements. For additional information, please refer to our prospectus and other Securities and Exchange Commission filings for the risk factors contained therein and other disclosures. We do not undertake any duty to update any forward-looking statements.

Also, during the course of today’s call we will refer to certain non-GAAP financial measures. There is a reconciliation schedule detailing these results currently available in our press release, which is located on our website at www.Yodlee.com under the Investor Relations tab and filed with the Securities and Exchange Commission. With that, let me turn the call over to Anil.

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Thanks Mike and thank you all for joining us for our first earnings call as a public company. We are thrilled to have completed our Initial Public Offering in October and look forward to working with you all during this exciting phase of Yodlee’s journey to transform digital financial services around the globe. Before we begin, I’d like to take a moment to thank the entire Yodlee team for their hard work and dedication which enabled our IPO and led to our strong third quarter results.

During today’s call, I will first provide some highlights from our third quarter 2014 results. I will also review our strategy for driving long-term growth and creating shareholder value. I will then turn the call back over to Mike for a more detailed discussion of our financial results. Mike will also share with you our business outlook for the fourth quarter and full year 2014.

The third quarter of 2014 represents another strong quarter this year and is a great way for Yodlee to begin a new chapter as a publicly traded company. We are particularly excited about the strong growth in our recurring subscription business which accounts for 85% of total revenue and is the best indicator of the strength of our business model.

Our results highlight the tremendous opportunity, unique capabilities, and market position we have at Yodlee. Today we already are one of the largest SaaS user Platforms on the planet and we are growing very quickly. Our paid user count has doubled in the past three years to 17.4 million users, demonstrating that the market is ripe for transformation and Yodlee is capitalizing on the opportunity. We now have hundreds of blue chip Financial Institutions and leading Internet players using our cloud-based Financial Platform to power the next generation of digital financial services that are impacting lives all over the world.

Mike will review our third quarter financial results in detail, but let me share a few of key highlights up front: With $23.2 million dollars in total revenue, we posted 27% growth versus the same quarter last year. We have seen strong subscription revenue growth in particular and posted 38% year over year growth in the third quarter. The acceleration in our subscription revenue over the last few years has been driven by strength across the business, including the expansion of our existing customer relationships, winning new customers, and new FinApp and data solutions. And, while we are investing aggressively in sales & marketing, R&D, and operational infrastructure, we generated a small net profit for the quarter on a non-GAAP basis.

Since this is our first call as a public company, I want to briefly review the market we are targeting, our revolutionary solution and how we bring it to market.

Our mission is to empower lives with innovative digital financial solutions. Yodlee built the industry’s first financial cloud and Financial App ecosystem to achieve this. Through our relationships with hundreds of traditional Financial Institutions and hundreds of non-traditional Internet players, the Yodlee Platform connects the digital eco-system. We power the innovators transforming financial services—including 9 of the largest 15 financial institutions in the US and the newer internet innovators like PayPal, Xero & Personal Capital. The market opportunity is huge. Literally everyone who has a financial account stands to gain from the benefits of the Yodlee Financial Platform. We believe this represents billions of non-unique users across thousands of companies around the globe.

Our success is a function of multiple factors:

First, is our cloud-based, massively scalable and highly-configurable, multi-tenant SaaS platform. This Open Platform and set of rich API’s represents a better way for our customers to deploy digital financial solutions.

Second, is our Proprietary Data Network. This network enables us to provide a 360 degree view of our customers’ end- users’ financial lives. This network is unmatched in that nearly 80% of all the data in our network is gathered through direct feeds with Financial Institutions. Furthermore, ALL the data in our network is enhanced and made usable through a multi-step process leveraging proprietary algorithms and machine learning.

Third, we have earned the TRUST of Financial Services industry leaders with our proven track-record of adding value, our deep domain expertise, our existing financial institution relationships, and our proven security and operational capabilities. Our customers have been with us on average for 6 years.

Fourth, we have built an impressive eco-system of hundreds of innovative financial applications we call “FinApps” developed by Yodlee, by our customers, or by third party partners. Our eco-system of FinApps spans a diverse set of functionality from spending analysis and budgeting, to portfolio management and asset allocation, to cash flow and payroll for small businesses.

Finally, is our scale. We benefit from massive scale and network effects, due to the combination of our Platform, Data and FinApps. As we now capture billions of transactions, this has opened up a large Data Solutions opportunity for us as well.

Let me also note that our world class technology is built around core technologies we have invented and pioneered. We have 66 issued patents that span from data gathering to machine learning technologies to innovations in mobility and security. Just this last quarter we won Best of Show at FinDEVR – a Financial Platform Developer Conference and deployed our next generation data aggregation platform throughout all of our data centers.

We believe our business is at an inflection point. We are clearly excited about how far we have come, but even more excited about the opportunities that are still ahead of us. Specifically, we are pursuing 4 key strategies to drive further growth and capitalize on the market opportunity I have described:

First, we continue to expand the number of paid users associated with existing customers. We had significant user growth with a number of our existing financial institutions in the quarter and we saw strong user growth from our existing internet-based customers like BillGuard and Lifelock to name a couple which use our Platform to drive some of their offerings. We are growing users among these Internet companies as they grow. Our existing customers clearly see the value of Yodlee’s Platform in driving customer satisfaction with their digital users.

Second, we continue to add new customers. For example, we successfully launched a new Tablet/Mobile service for one of the world’s largest global banks – powered by Yodlee. In addition, we signed an important new channel partnership with ACI to drive penetration with mid-market Financial Institutions. We also continued to add dozens of innovative Internet companies this quarter.

Third, we continue our expansion into international markets. 13% of our revenue year to date is from outside the US and we see tremendous opportunities across the globe. We added operational data gathering capacity in the third quarter in the UK and Australia and added an additional data center for local customers in India.

Fourth, we continue to find additional opportunities to expand our customer relationships and ultimately to grow ARPU over the long term: First, with premium data solutions that leverage our unique Data asset. And second through our emerging premium FinApp offerings- like our award winning mobile Tandem FinApp.

In summary, we are very pleased with our strong start as a public company. As we look ahead, we are extremely excited about Yodlee’s future – we believe that we have the market opportunity, platform, and strong competitive position that will enable us to build a very large company over time. With that, let me turn it over to Mike.

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Thanks, Anil. And I’d also like to reiterate how pleased we are with the Company’s performance in the third quarter. I will review our third-quarter financial results, as well as our guidance for the fourth quarter and full year 2014 in detail in a moment.

Before doing so, I too would like to quickly provide a bit more of an overview of our financial model as this is our first call as a public company.

We generate revenue from two sources, subscription fees and professional services fees. Subscription Revenue, which is 85% of our total revenue, includes both contractual minimum payments and usage-based fees. As such, this line item is driven primarily by the number of paid users, both from new customers and existing customers who renew their subscription contracts and expand platform usage, and second by revenue per paid user.

Most of our subscription contracts have negotiated minimums, and we gain usage experience with each customer post their deployment, the combination of which provides us with strong visibility into near term subscription revenue.

The remaining 15% of our revenue is from professional services primarily relating to the implementation and configuration of our solutions for our customers.

Yodlee’s revenue streams are diversifying. As we add new customers, our Top 3 customers represent a declining portion of total revenue. Their contribution has moved from about a third a year ago to about a quarter of our revenue year to date. As this can fluctuate on a quarter to quarter basis, we will update the exact figure annually.

Our contracts typically have 3 year terms. We therefore have strong visibility into revenue growth both as a function of contracted minimums for new customer engagements and insight into renewal schedules. We monitor our dollar based revenue retention and growth dynamics through an “all in” metric that reflects how our existing customer base growth has consistently exceeded churn or customer shrinkage. Through the end of Q3, we are on track to deliver on our goal to exceed 115% for our net subscription revenue retention rate for the 2014 year. Moving forward, we plan to keep you informed on our progress quarterly while reporting specifically at the end of the year.

We typically bill customers on a monthly basis. As a result, we do not believe it is meaningful to look at changes in our deferred revenue as an indicator of the business momentum for Yodlee, as it may be for companies that invoice customers on an annual upfront basis.

We have a proven and very scalable model, with high operating leverage. We have one common platform for all Yodlee products and services. And, we enjoy high sales & marketing efficiency since our clients act as an extension of the Yodlee sales force to drive end user growth. We have demonstrated we can scale internationally from our primarily North America-based operations. Revenue from international clients is, as Anil noted, at 13% year to date. We also benefit from fourteen years experience running very efficient offshore R&D and services operations primarily in India.

With that background, let’s review our results for the third quarter. Please note that all the financial results I talk about today, with the exception of revenue, are non-GAAP, which excludes stock-based compensation. A reconciliation from GAAP to non-GAAP results is provided in the press release we issued after the close today.

Total revenue was $23.2 million dollars, an increase of 27% compared to the third quarter of 2013. Within total revenue, Subscription Revenue was $19.8 million dollars, representing 85% of our total revenue and growing 38% year over year. Because there is some variability in usage levels, contractual revenue recognition as well as the timing of when customers go live and begin contributing to revenue, our year over year growth rates will fluctuate from quarter to quarter. Our year to date revenue growth vs the prior year period moderates some of this quarterly effect and is 28% for total revenue and 35% for subscription revenue.

Professional services revenue was $3.4 million dollars, which represented the remaining 15% of our revenue, and decreased 15% compared to the third quarter of 2013. Year to date our Professional Services revenue is down 2% vs the prior year period. Professional services can experience some quarterly volatility related to project timing. Additionally, its decrease as a percentage of revenue is a function of the increasing proportion of our revenue coming from Internet innovators and data analytics customers whose professional services needs are far less than those of traditional financial institutions.

We have 2 key revenue drivers: increasing our users and managing revenue per user. With a large, non-unique user opportunity, our current focus is primarily on growing users. And as we have noted we ended the third quarter with 17.4 million paid users, up 33% from the third quarter of 2013.

In Q3 ARPU grew to $4.60 from $4.53 in Q2. Importantly, the expanding capabilities and ongoing enhancement of our platform does provide us with levers to grow revenue per user. For example, our newer offerings, like data analytics, are directly additive to ARPU. Also, our growing channel of internet innovators often achieves higher price points than the traditional financial institutions channel which of course helps drive ARPU.

We do employ volume tiered pricing to incent our customers to drive usage. This factor would reduce ARPU as our customer base scales over time, all things being equal. While it did not occur in the third quarter, a decline in ARPU is not necessarily a bad thing. We have accelerated revenue growth and expanded margins during periods of reduced ARPU in the past — because of the rapid growth in our user base.

In recent periods these positive impacts to ARPU have offset volume-based price reductions to keep ARPU steady while users have grown. Going forward, we will manage and balance user growth and ARPU with a focus on optimizing overall revenue growth by leveraging the power of our highly extensible platform.

Moving down the P&L lets cover our non-GAAP results. Gross Profit in the third quarter was $14.6 million dollars, representing a gross margin of 63%, down from a 64% gross margin in the year ago period. Year to date gross margin is 62%, up from 61% in the year ago period. We continue to make platform investments in data service, security and network efficiency. And we are confident in our ability to scale our subscription gross margins, as well as our overall gross margins, as we gain further scale in our business over time.

Turning to operating expenses. Sales and Marketing expenses were $5.6 million dollars, an increase of 44% compared to the third quarter of 2013. We plan to continue to make significant investments in Sales and Marketing including for headcount and resources in both sales and marketing to drive revenue across all channels, second, to support customer deployments and expanded usage through FinApps and API improvements, third to support expansion to new geographies and finally, to add new platform capabilities like data solutions

R&D expenses were $5.9 million dollars in the quarter, an increase of 46% compared to the year ago period which was a low base due to the timing of some projects. While year over year growth rates will vary, we expect to continue to make significant investments in our product offerings to further extend our value proposition and cement our market leadership position. We are investing in areas like the development of FinApps for key segments like wealth and small business, additional data solution, and also enhancing our mobile and international capabilities.

G&A expenses were $2.3 million dollars, a decrease from $2.6 million dollars in the year ago period. The slight decrease in our G&A expense is due to the timing of some corporate projects.

Non-GAAP Operating Income was a slight profit of $800 thousand dollars compared to $1.1 million dollars in the year ago quarter. Year to date operating income was $1.5 million for an operating margin of 2.3% compared to a $400 thousand dollar loss or a negative (0.7%) margin in the prior year period. The expansion of our operating margin is a function of the leverage and scale we are achieving with our platform. In addition, during the third quarter our non-GAAP operating income benefitted from a combination of better than expected revenue along with the timing of some investments moving from the third quarter to the fourth quarter.

We believe that our strategy to invest into the burgeoning growth opportunity globally will enable Yodlee to create substantial long-term shareholder value. Over time, as we achieve further penetration of our target users, and our business achieves greater scale, we believe that we can continue to make modest improvements in our non-GAAP operating margin, in the long term, to the 25% level or better. Importantly, we have already proven the ability for our business to grow profitably at the same time we experienced a meaningful acceleration in our revenue growth.

Adjusted EBITDA was $1.8 million dollars compared to $1.7 million dollars in the third quarter of 2013 and was $4.1 million dollars year to date, up from $1.5 million dollars in the prior year period.

Non-GAAP net income was $200 thousand dollars or one cent per share based on 31.0 million diluted weighted average shares outstanding. This compares to non-GAAP net income of $600 thousand dollars or earnings per share of $0.02 cents on 30.2 million diluted weighted shares outstanding in the year ago period. These non-GAAP diluted weighted average shares and earnings per share calculations assume conversion of our convertible preferred stock to common stock, sale of our common stock in the IPO and exercise by the underwriters of their option to purchase shares of our common stock, at the beginning of the periods for the third quarters of both 2014 and 2013.

Looking quickly at our GAAP results, gross profit was $14.2 million dollars, our operating loss was ($1.0) million dollars, the net loss was ($1.6) million dollars for a net loss of 21 cents per share on 7.7 million basic weighted shares outstanding. Stock based compensation expense in Q3 included a non-recurring charge of $1.0 million dollars associated with the true up of the forfeiture assumption in our stock based compensation accounting. Looking forward, on stock based compensation in Q4 2014, there will be a GAAP-only, non-cash additional expense of $3.5 million resulting from the triggering of performance-based RSUs that will true up in Q4 2014 and then normalize for future periods.

Turning to the balance sheet, we ended the quarter with cash and cash equivalents of $6.8 million, which was an increase from $6.3 million at the end of the second quarter. Recall that though we incurred expenses, our IPO which generated net proceeds of $74.5 million dollars was executed subsequent to the quarter close. From a cash flow perspective, we generated $1.5 million in cash from operations during Q3 2014.

I’d now like to finish with our guidance for the fourth quarter and full year of 2014.

For the Full Year 2014:

Total revenue is expected to be in the range of $88.2 million to $88.7 million dollars which would represent growth of 26% to 27% compared to 2013.

Non-GAAP operating income is expected to be in the range of $1.2 million to $1.5 million dollars.

And Non-GAAP net loss per share is expected to be in the range of $0.01 to $0.02 cents per share, based on 29.1 million basic weighted average common shares outstanding for the year.

Fourth Quarter 2014:

Total revenue is expected to be in the range of $24.0 million to $24.4 million dollars which would represent growth of 20% to 22% compared to the fourth quarter of 2013. While we are not providing specific guidance on individual revenue components, it is worth reiterating that we expect our subscription revenue to continue growing at a faster pace than our total revenue as we are not focused on optimizing growth potential in professional services.

Non-GAAP operating income is expected to be in the range of breakeven to a loss $300 thousand dollars. This takes into consideration my earlier comment that a few investments moved from the third quarter into the fourth quarter. Most important we are positioned to deliver a strong fiscal year end results based on the level of upside to our non-GAAP operating income in the third quarter.

Non-GAAP net loss per share is expected to be in the range of negative ($0.02) to ($0.03) cents, based on 29.3 million basic weighted average common shares outstanding for the quarter.

In summary, we are very pleased to deliver excellent third-quarter results. We have a proven model and we are making additional sales, product and infrastructure and product investments needed to drive and scale our business. Yodlee presents a compelling strategic opportunity at an inflection point. We thank you for your time and attention and look forward to further discussions with you.

With that, we are now ready to take your questions. Operator, please begin the Q&A.

Operator

[Operator Instructions] Our first question is from Greg Dunham of Goldman Sachs.

Gregory Dunham

Goldman Sachs Group Inc., Research Division

Congrats on your first quarter as a public company. First question for Mike. I know you provided some helpful detail around ARPU growth and user growth as drivers. But can we get into a little specifics in terms of, within the quarter, what surprised you to the upside on ARPU specifically? And when you think of your user growth, where are you getting most of your user growth from these days? And how should we think about that over the next several years?

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Sure. Thanks, Greg, for your question, and thanks for the kind comments at the start. So I think there’s no one thing in particular that I think sticks out. I think our growth in both our users and our ARPU has been fairly broad-based across the platform. I also don’t think necessarily the results we’ve seen are a surprise because I think it’s largely tracking with where we were last seeing the quarter headed. And that we did get some slight growth in ARPU, which is consistent with the last few quarters. But also a good strong year-over-year growth in users. So that said, I think we’re seeing very strong growth in the Internet innovator segment. That’s been growing quite nicely for several years now. And as we succeed and drive innovation, as those customers succeed, we grow with them. So I think notably, the Internet innovators are driving more usage. But it is this broad-based across our financial institution customers, many of which are expanding their deployment along with the Internet innovators. I think underneath the ARPU sequential growth, the big driver I think has been helping support that over the last few quarters is the continuing growth of data analytics solutions, which is one of those items that’s directly additive to ARPU. So there is no real 1 item or 1 surprise. But really, it’s a fairly broad-based set of results we’re seeing.

Gregory Dunham

Goldman Sachs Group Inc., Research Division

Okay. Then maybe one for Anil. Taken the script, you mentioned Bill Guard and LifeLock use Yodlee more on the security side of the fence and identity protection. Can you help us frame how broad is Yodlee being used? And what are the some of the other use cases that people may not be as familiar with? And then secondly, I think LifeLock was a customer that just went live fairly recently and maybe not with them specifically. But how does the typical Yodlee Interactive customer evolve over time? How big do they get initially? And how does that trend line typically evolve?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Sure. Hi, Greg, and thanks for that feedback as well. As regards to Yodlee Interactive, we have a very wide range of use cases that we have briefly referenced earlier. I think we have about 35 different use cases from those doing wealth management to credit monitoring, to identity protection, to the most outlandish use case, I think is divorce resolution for a bunch of companies. And so each segment or use case has a very different profile of adoption and potential opportunity.

In some cases like Bill Guard, we are the core to every Bill Guard user because without the Yodlee Platform, they cannot perform their value-added solution. And so we are 100% of what they do. And as they grow, we grow. In other instances, for example, with some of the e-wallet companies that we are participating with right now, we tend to play a limited role in terms of risk management or money movement, depending on the specific case. So it’s really hard to generalize with Yodlee Interactive what the adoption curve is and what the overall potential is because it’s so different by the different use cases we have. And I guess, from our perspective, that’s the strength of the platform, which is we are a platform, we’re not a single product, and we are finding more and more use cases to the Yodlee Platform. Some of them are very large, some of them are more limited. Some of them are 100% adoption right away, some of them grow slowly. And what you’re seeing in terms of our results with a 33% user growth is kind of the net cumulative effect of all of these different use cases.

Operator

The next question is from Michael Nemeroff of Crédit Suisse.

Michael B. Nemeroff

Crédit Suisse AG, Research Division

Congratulations on a very, very nice first quarter out-of-the-box.

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Thanks, Mike.

Michael B. Nemeroff

Crédit Suisse AG, Research Division

You got it, first for Anil. I Guess for the FY site for existing FY customers, how do you — for the lack of a better term and sell them on the idea of raising the priority or placement of the FinApps on their sites or market your solutions more than what they’ve done initially?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Mike, that’s a great question because I think people wonder about how much control do we really have in terms of driving adoption. And on the Fi side, it’s different from what we just discussed on the Internet innovators side. But in the FI side, it all starts with what are the benefits to the financial institution? And there are really 2 main benefits that the Yodlee Platform is driving. The first is that we help them increase their share of their customers’ wallet through cross sell and upsell with the data that we bring through all the apps that we have. The second is driving customer satisfaction. So right off the bat, I think there is a built-in motivation, if you may, for our customers to really drive our service because the more users that they have on the platform, the more data they get, the more cross sell they can do, the more customer satisfaction they can drive. Now we help them, we incent them to drive more usage by doing things like volume tiered pricing. And then what happens is we work very collaboratively, particularly with the large FIs who we’ve had long-standing relationships with to basically do planning, quarterly planning and annual planning where we have pretty good visibility into what their plans are. And some of their plans maybe, look, the Yodlee Platform is right now on our tab, we are going to integrate you onto the homepage. Or we’re creating a new segment around the Yodlee Platform targeted at wealth users, or we’re going to roll it out to different business units, maybe small users or international business unit. So we tend to work very collaboratively with FIs. And what we have found over the years is that they are very self-motivated because there’s a huge benefit to them. This data becomes critical to their rich management, to their cross sell upsell and their customer satisfaction so we don’t have to do a lot to push them. All we tend to focus in on is best practices, incentive to all you hear pricing and then making sure that we have visibility into their plan so that we can model it into our financial projections.

Michael B. Nemeroff

Crédit Suisse AG, Research Division

That’s helpful, Anil and then maybe 1 for Mike if I may. Just look at the subscription line, would there be any reason why subscription on a go-forward basis quarter-over-quarter or sequentially would be — would decline in any given quarter, be it seasonality for any other reason?

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Yes. No, thanks, Mike, for that question because I do think there are some elements of variability quarter-to-quarter that can and will cause some variability in our subscription and overall revenue results. And in fact, I think some of that dynamic is something we see looking forward into Q4 of this year. I think the factors that go into that variability, part of it is contractual and just accounting. I think we’ve mentioned [indiscernible] there are elements of revenue recognition, for example, annual contracts that in this case, we have some that’s converted to monthly, those will cause Q4 decreases in year-over-year growth rate and are really just a function of accounting and timing. There also are some elements of usage and deployments. That can vary and we get visibility into this given the strength of our contracts and our customer relationships, but it can cause variability. And then typically on the PS line for total revenue, I think project timing and deployments does move in and out from quarter-to-quarter. And in particularly, they typically are stronger in the second half of the year if you look at our past results. Seasonality, which you mentioned, is actually probably the least effect but it is part of the effect in that we have seasonal changes to our usage since a part of our revenue is usage-based and not contractual minimum. So all that serves to give us some quarter-to-quarter fluctuations, which is why I would say looking at the long-term trends and the annual trends are more instructive. For example, this year, year-to-date we have 28% total revenue growth and 35% subscription growth. And I think that’s — it kind of moderate some of that quarter-to-quarter effect and was quick to see looking forward in the Q4.

Operator

The next question is from Scott Shiao of Bank of America Merrill Lynch.

Scott Shiao

BofA Merrill Lynch, Research Division

So this — you mentioned this earlier in the call. What modules are the FIs expanding their usage into?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Right. So Scott, this is Anil. We, as you know, we have a very comprehensive FinApp ecosystem. We’ve literally got hundreds of FinApps in the ecosystem whether they’re built by Yodlee or built by our customers or built by third-parties. We don’t tend to have modules per se. We package or bundle — our customers package or bundle them as their requirements — depending on their requirements. Where have we seen the most interesting momentum? There’s a few areas right now. I will mention a couple as examples. One is wealth management. There’s a big focus across a lot of FIs on focusing on their most valuable customers. And so FinApps that are related to wealth management right now are getting a lot of interest. And there are some FINRA guidelines that are spurring growth there. We are seeing a lot of interest in risk management, our instant account verification set of FinApps. We’re seeing business small business. We’re seeing a lot of interest internationally. So as Mike mentioned earlier, it’s pretty broad-based. And I will just emphasize again, the key point that we are pursuing as a strategy, which is rather than betting on any 1 set of modules, as you termed it, or set of FinApps, our vision is to have as comprehensive a platform as possible with as many relevant FinApps so that our customers can pick and choose as they see fit. And I think that’s really our focus.

Scott Shiao

BofA Merrill Lynch, Research Division

Okay, got it. And switching gears a little bit. The international expansion, you brought that up a couple of times. What’s the next step in that expansion?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Sure. So I think what we’ve talked about is that international is roughly 13% of revenue. I think we’re now in 13 — 12 or 13 countries. We can get back to you with the exact number. I think it’s 13. And what’s happening, Scott, is two things. First of all, our customers, some of our global customers are taking us into new markets. So one part of our international expansion strategy is to follow the customer as they take us from country A to country B to country C. Second part of our strategy is we’ve got a lot of new prospects in — particularly in Asia Pac right now, in Latin America, some of the growth areas around the globe where we have a tremendous amount of interest and prospects that we are working with. And so it’s a combination of those 2 that are driving our expansion into more and more geographies and therefore, more and more customers both with financial institutions, but also a very significant portion of our Internet innovator customers were internationally based.

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

And Scott, it’s Mike. I’ll add to that. I think another an important developing phase of our international growth is also in one of our key investment priorities for growing our data networks and our operations where we already are today. So we’re seeing good growth in Australia, in the U.K. and India. And we’re building out data centers in this case in the — in India and also in Australia. So I think a key investment theme, it’s not just continuing to expand the reach globally, but to invest more and grow where we’ve already established operations. That’s a big part of our investment strategy.

Scott Shiao

BofA Merrill Lynch, Research Division

Okay, got it. And then lastly, is there any additional detail you can share on the data, data analytics part of the business?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Yes. I think if you look at data, to us, data is the critical value driver of all of our solutions. Without data, really, the value or benefit of our solutions doesn’t exist for our customers. So splitting out data by itself from FinApps is kind of a challenging aspect because our customers don’t view it that way. We do have a variety of data solutions right now that are being utilized by existing customers, new customers. It is a meaningful part of our business, and we are seeing very good traction in both development and selling of these new data solutions across the range of customers that we have. But because it’s so intrinsically linked to the value of our platform, we are not breaking it out from the solutions themselves.

Operator

[Operator Instructions] And the next question is from John Byun of UBS.

John Byun

UBS Investment Bank, Research Division

My congratulations as well. I had a question each for Anil and Mike. First for Anil, could you give us an update on, I guess, what’s going on with the third-party apps ecosystem? Realizing it’s very early, but just wanted to get an update on how it is progressing.

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Yes, absolutely. So as you noted, and thank you for that question. This is an emerging part of our business. And what we are doing is really focused in on the key areas of demand that we are seeing with our existing customers and new customers. So as an example, there’s a fair bit of interest in the wealth area, in the small business area in particular. And we have, right now, a couple of deployments that are live. We have a fair bit of pilot work in process, and we have a number of different third-parties that had various stages of integrating their apps into our platform. Our focus has been around these 2 areas in particular, wealth and small business. So as an example, in small business, the core FinApp that we have developed that Yodlee is around cash flow and cash flow projections. That seems to be the most critical aspect of what small businesses are using — looking for. But in addition to that, we also have a spending analysis and other apps that we developed. What we rely on for third-parties is perhaps, expense management where we might work with a concur or payroll where we might work with a third-party or billing and invoicing where we might work with a third-party. So we have put together a small business bundle that takes our cash flow, our spending analysis but then blends it with these other third-party FinApps. And I would say that the pipeline is very robust right now. And — but we’re at the early stages of selling in, piloting. And I think more to come as we see progress against it.

John Byun

UBS Investment Bank, Research Division

Okay. And for Mike, actually 2 questions, 1, if you could give a little more color on the performance of the FIs versus the YIs or the Internet innovators call it in Q3. And then just wanted to clarify from some, is Q4 subscription revenue going to be down sequentially?

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Okay. So thanks, John. So your first question, I mentioned to Internet innovators is an aspect were a challenge all of our business that is growing quite well. It has been in our past and that’s continued. So I think a big driver is the usage growth that with the as well as ARPU growth because these are often at higher price points is from the Internet innovators. It is though a channel we don’t break out because of really, the broad-based nature of our overall platform. And the real, I think, points of overlap between each segment from one to the other. But you are right to point out, it is something that is helping to drive our growth from both users and an overall revenue standpoint. To your second question, I think you have — in our comments and in our script, I mean in our release, our guidance for Q4. So that guidance does imply a year-over-year decline in our growth rate from our current results. I think it also though is informed by some of the variability in quarter-to-quarter that I outlined in an earlier question from Mike Nemeroff around what can be driving either the seasonality, the variability from quarter-to-quarter. So overall, I think our guidance has been provided. I think it’s something that we are competent in, in that it’s based on our current visibility and our current judgment. And it’s one that is, as you indicated, are going to be potentially behind or down on a year-over-year basis versus the prior quarter.

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

And John, just go back to the first question. Keep in mind that there is a lot of overlap between FI customers and Internet innovators. So for example, Merrill Lynch is a customer and Personal Capital is a customer. They’re going after the same end-user, same go-to-market, same products, all working off the same unified platform that we have. So when you look at the underlying fundamentals of the business, they’re so similar. They’re just attacking it from 2 different ends as licensed financial institutions or not. But they essentially have the same go-to-market and same approaches to the same end customers. So that’s part of the logic that, for us, from a business perspective, we want to make sure that we are going after the big opportunity and not artificially creating segments.

Anil Arora

Chairman of the Board, Chief Executive Officer and President

And John, I think the key point is that despite some of that variability and what we going forward and what we’ve guided in Q4, we see the long-term trends and the results we’ve seen in Q3 as a strong indicator of the traction and growth of our business.

Operator

The next question is from Josh Beck of Pacific Crest.

Josh Beck

Pacific Crest, Research Division

I just wanted to go to Anil for my first question. If you could just talk about the pipeline and appetite in some of the U.S. customers. Obviously, I think you have 9 of the top 15 banks as customers. Maybe what’s the appetite in pipeline with those very large customers? And then maybe as you start to look down the line with mid-sized and regional banks, what’s the overall pipeline and appetite look like right there?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Yes. Thanks, Josh. So I think let’s break it up to the segments as you are suggesting. With the larger financial institutions, we have 9 of the top 15. And I think we’ve also shared before that our penetration is still very low with the 9 that we have. On average, we have about a 10% penetration of the larger financial institutions. We know that our best-in-class examples are higher, 35%, 40%. So there’s a tremendous amount of growth that we have with the larger FIs that we have penetrated into but do not have a huge number of their overall digital users. We are seeing a lot of demand in kind of the regionals as well. Some of — a lot of the growth in Q3 came from our regional customers as they are competing with some of the large national financial institutions. Now all of that penetration is very different once you go beyond financial institutions into the Internet players. On the Internet players side, our penetration is less than 1% on average, given that some of our customers are so huge when you look at the PayPals and some of the much larger players, e-wallet players and Internet players. We are just beginning — they’re just beginning deployment of the Yodlee Platform. So there’s a — they’re just a very significant opportunity with Internet innovators and a lot of penetration opportunity with existing financial institutions.

Josh Beck

Pacific Crest, Research Division

Yes, I just wanted to follow-up on that. So you mentioned PayPal and you think about some of the wallet developments that we’ve had with Apple Pay and in some cases, it seems like it’s creating a bit of a halo for some of the other platforms. Just what’s your exposure, I guess, to the existing mobile wallet players? Is there any potential for you to work with some of the newer players that are getting into that space?

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Yes, that — thank you, Josh. That’s a great question. And for obvious reasons, because many of these guys are competitive, I won’t be specific to Apple Pay or anybody else. But in general, what we are finding is this whole e-wallet opportunity is a huge opportunity for the Yodlee Platform. Many of them are interested or planning to use aspects of the Yodlee Platform. What we find, which is great about this category right now, is innovation spurs everyone to move faster. And so when 1 player comes out and brings out a big new innovation, all the others accelerate what they’re doing. And this, as you know, are real diverse set of players in this space, and many of them are potential or existing customers of Yodlee. So that’s a big opportunity around e-wallet. But a general, as Internet innovators are transforming sector, they catalyze and they accelerate transformation within broader digital financial services also with the traditional FIs. So part of the acceleration that we have seen with users and revenue growth has been because of what the Internet innovators are doing, and then what happens is the traditional FIs sit back and say, wait a minute, we’ve got to accelerate what we’re doing as well. So very positive trend for us.

Josh Beck

Pacific Crest, Research Division

Great. And question for you, Mike, as well. I think you said for the full year, you’re thinking about net revenue retention in the 115% range. I don’t know if you could give us any comments on the trends of how that’s developing year-over-year, Q3 versus first half? Anything — any color you have there? And then just quickly on the OpEx. It sounds like there’s a bit of a shift in timing. Is that just really Q3 to Q4? Is that how we should be thinking about that shift?

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Yes. Okay. Thank you, Josh. To your first question, just to clarify, we’ve commented and guided that every quarter we’re going to update if we’re making progress to be greater than 115%. So not at but greater than. And you’ve seen in our posted results, in our S-1 that we’ve been trending in the low 120s, I think 123% in our most recent quarter and have been trending up into that level over the last several years. So while we do see some quarterly variability, which is why we want to, on a quarterly basis, maintain and update our commitment and our traction to being above 115%, we will report the actual figure each year. And that will actually be the next quarter. So I think the trends are consistent with what we’ve been seeing in the past several periods. And that’s something that really is a testament to the stickiness and the strong characteristics of our service that we’ve covered and discussed in great detail. To your point on OpEx, you’re absolutely right the way you characterized it that this is really a timing issue and that we’re focused and committed to maintain our investment and maintain our that on the top line on the same time though, we’re careful to be continuing to drive annual profits in line with our growth in revenue. So because of that, we had such strong results in the bottom line in Q3 because a few key products were shifted the Q4 primarily related to the development of some new key data product solutions as well as some projects in the R&D line that’s going to be around developing a more efficient and automated aggregation technology. Both of those are more forward reaching but important investment projects, so we wanted to maintain while still delivering a solid annual profitability results.

Operator

We have no further questions at this time. I would like to turn the floor back over to management for any closing remarks.

Anil Arora

Chairman of the Board, Chief Executive Officer and President

Thank you to all. This is an exciting quarter for us. We feel good about the results for Q3 and appreciate the questions and your patience in listening in. With that, we look forward to any further discussions that we have in coming weeks, and we will end the call at this point in time. Thank you.

Michael Armsby

Chief Financial Officer and Principal Accounting Officer

Thank you, guys.

Operator Thank you, ladies and gentlemen. This does conclude today’s teleconference. You may disconnect your lines at this time, and thank you for your participation.